Exhibit 99.1
Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Record Second Quarter Earnings
Year-over-year revenues increase 35.3%
Adjusted EPS of 83 cents per diluted share
     JACKSONVILLE, Fla. — July 29, 2009 — Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $613.2 million for the second quarter of 2009, an increase of 35.3% compared to the second quarter of 2008, and net earnings of $75.2 million or 78 cents per diluted share.
     Pro forma adjusted net earnings for the second quarter of 2009 were $79.8 million, or 83 cents per share, compared to $57.8 million, or 61 cents per share, in the second quarter of 2008. Pro forma adjusted net earnings in the current quarter include $2.6 million in after-tax incremental public company costs incurred as a result of LPS being spun-off on July 2, 2008. Also, these results include an adjustment for purchase amortization of 5 cents per share for the second quarter of 2009 while adjustments for the prior year quarter included pro forma interest expense of 15 cents per share, purchase amortization of 6 cents per share and excluded certain non-recurring charges that accounted for 3 cents per share.

     “LPS had a very strong second quarter despite a challenging macroeconomic environment. LPS, with its comprehensive end-to-end solutions for the mortgage and real estate industries, remains well positioned for an outstanding year in 2009 and to continue to grow profitably in 2010 and beyond,” said Lee A. Kennedy, Chairman of LPS. “Second quarter earnings were very solid across all our businesses. Our Default Services business continued to deliver strong results while our Loan Facilitation Services benefitted from the improved origination environment. Also, our Mortgage Processing and other technology businesses had an excellent quarter,” added Jeff Carbiener, President and CEO of LPS.
     Operating income was $143.7 million in the quarter compared to $101.3 million in the second quarter of 2008. Adjusting for certain non-recurring charges in the second quarter of 2008, operating income increased 35.9% year-over-year.
     Pro forma adjusted free cash flow (net cash provided by operating activities including the pro forma interest expense noted earlier, minus additions to property and equipment and capitalized software) for the first half of 2009 of $160.2 million compared to $86.7 million for the first half of 2008.
Technology, Data and Analytics
     Revenues for the segment were $171.9 million compared to $141.7 million in the second quarter of 2008 while operating income of $55.1 million compared to adjusted operating income of $45.1 million in the prior year quarter. Mortgage Processing revenues of $89.6 million were 9.1% above the second quarter of 2008, primarily due to higher activity based fees. Other TD&A revenues increased by 37.9% to $82.3 million compared to the prior year quarter, mainly due to strong growth in Data and Analytics services, our Desktop application, and the impact of the FNRES acquisition completed in the first quarter of 2009. Excluding the impact of FNRES, Other TD&A revenues were up a strong 20.8%. Overall operating income for the segment was higher primarily due to higher contributions from Data & Analytics and higher activity based fees.

Loan Transaction Services
     Revenues for the segment increased by 42.1% to $448.0 million compared to the second quarter of 2008 while operating income of $109.6 million compared to adjusted operating income of $72.5 million in the prior year period. Loan Facilitation Services revenues of $148.5 million were up 25.8% compared to the same period last year, mainly due to higher settlement services and increased appraisal volumes. Default Services revenues of $299.5 million increased 51.9% over the second quarter of 2008, primarily due to ongoing strength in the default market and our ability to continue to gain market share. Overall operating income for the segment grew due to higher income in loan origination related offerings, like settlement services, and across all major services in Default.
Other Items
     Net corporate expenses were $21.0 million compared to net adjusted corporate expenses of $11.8 million in the second quarter of 2008 and were higher primarily due to the incremental public company costs and higher incentive compensation expenses in the current quarter.
Outlook
“Second quarter and first half 2009 results were very solid and while some of our markets and the broader economy in general pose challenges, LPS with its market leading presence is well positioned for a strong second half in 2009 and to continue to grow revenue and earnings in 2010,” said Jeff Carbiener. “Building on the strong first half of the year, we expect third quarter adjusted earnings to be in the range of $0.72-$0.78 per diluted share. For full year 2009, we now expect revenues to grow 20%-22% compared to 2008 and adjusted earnings to be in the $2.91-$3.01 per diluted share range.”

Use of Non-GAAP Financial Information
     LPS reports several non-GAAP measures, including pro forma adjusted net earnings and pro forma adjusted free cash flow. The adjusted results exclude acquisition related amortization costs and include pro forma debt related interest expenses. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Thursday, July 30, 2009, at 8:00 a.m. Eastern time. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through August 6, 2009 by dialing 888-203-1112 (access code: 4385628).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, workflow automation (Desktop), servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 55 percent of all U.S. mortgages by dollar volume are serviced using LPS’ Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including eight of the top 10 and 14 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the elimination of existing and potential customers as a result of failures and consolidations in the banking and financial services industries; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to adapt our services to changes in technology or the marketplace; risks associated with protecting information security and privacy; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with our spin-off from Fidelity National Information Services, Inc., including those relating to our new stand-alone public company status and limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,”

“Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(In thousands)
Processing and services revenues	$613,171	$453,347	$1,142,988	$896,907
Cost of revenues	404,014	293,464	758,716	581,850

Gross profit	209,157	159,883	384,272	315,057
Selling, general and administrative expenses	65,431	58,570	136,609	113,668

Operating income	143,726	101,313	247,663	201,389
Other income (expense):
Interest income	442	303	966	563
Interest expense	(21,625)	(38)	(43,539)	(56)
Other expense, net	(13)	282	(14)	282

Total other income (expense)	(21,196)	547	(42,587)	789

Earnings from continuing operations before income taxes and equity in losses of unconsolidated entity	122,530	101,860	205,076	202,178
Provision for income taxes	46,866	39,522	78,441	78,445

Earnings from continuing operations before equity in losses of unconsolidated entity	75,664	62,338	126,635	123,733
Equity in losses of unconsolidated entity	—	(413)	(37)	(2,370)

Earnings from continuing operations	75,664	61,925	126,598	121,363
Discontinued operation, net of tax	—	2,032	(504)	4,638

Net earnings	75,664	63,957	126,094	126,001
Noncontrolling minority interest	(424)	(411)	(808)	(723)

Net earnings attributable to Lender Processing Services, Inc.	$75,240	$63,546	$125,286	$125,278

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	June 30, 2009	December 31, 2008
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$62,243	$125,966
Trade receivables, net of allowance for doubtful accounts	428,650	344,848
Other receivables	7,143	17,393
Due from affiliates	140	2,713
Prepaid expenses and other current assets	23,395	22,030
Deferred income taxes	40,757	40,757

Total current assets	562,328	553,707

Property and equipment, net of accumulated depreciation	108,705	95,542
Computer software, net of accumulated amortization	169,530	157,539
Other intangible assets, net of accumulated amortization	79,929	83,489
Goodwill	1,130,803	1,091,056
Other non-current assets	112,608	122,300

Total assets	$2,163,903	$2,103,633

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$77,649	$145,101
Trade accounts payable	52,014	31,720
Accrued salaries and benefits	41,661	36,492
Recording and transfer tax liabilities	17,932	14,639
Due to affiliates	1,921	1,573
Other accrued liabilities	159,831	101,612
Deferred revenues	45,970	51,628

Total current liabilities	396,978	382,765

Deferred revenues	46,839	40,343
Deferred income taxes, net	26,733	36,557
Long-term debt, net of current portion	1,330,481	1,402,350
Other non-current liabilities	36,320	39,217

Total liabilities	1,837,351	1,901,232

Equity:
Lender Processing Services, Inc. stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at June 30, 2009 or December 31, 2008	—	—
Common stock $0.0001 par value; 500 million shares authorized, 96.6 million and 95.3 million shares issued at June 30, 2009 and December 31, 2008	10	9
Additional paid-in capital	139,541	111,849
Retained earnings	199,692	93,540
Accumulated other comprehensive loss	(10,809)	(13,667)
Treasury stock $0.0001 par value; 469,556 and 19,870 shares at June 30, 2009 and December 31, 2008	(13,942)	(582)

Total Lender Processing Services, Inc. stockholders’ equity	314,492	191,149
Noncontrolling minority interest	12,060	11,252

Total equity	326,552	202,401

Total liabilities and equity	$2,163,903	$2,103,633

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2009	2008
	(In thousands)
Cash flows from operating activities:
Net earnings attributable to Lender Processing Services, Inc.	$125,286	$125,278
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	47,579	44,576
Amortization of debt issuance costs	2,645	—
Gain on sale of discontinued operation	(2,574)	—
Deferred income taxes, net	(651)	3,968
Stock-based compensation cost	13,302	9,120
Tax benefit associated with equity compensation	(1,356)	—
Equity in losses of unconsolidated entity	37	2,370
Noncontrolling minority interest	808	723
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	(76,919)	(63,750)
Other receivables	10,264	(4,348)
Prepaid expenses and other assets	(11,599)	4,511
Deferred revenues	(158)	8,235
Accounts payable and other liabilities	97,606	6,000

Net cash provided by operating activities	204,270	136,683

Cash flows from investing activities:
Additions to property and equipment	(23,201)	(9,376)
Additions to capitalized software	(25,206)	(15,761)
Acquisition of title plants	(9,395)	—
Acquisitions, net of cash acquired	(16,403)	(15,488)
Proceeds from sale of discontinued operation, net of cash distributed	(32,638)	—

Net cash used in investing activities	(106,843)	(40,625)

Cash flows from financing activities:
Debt service payments	(143,481)	—
Stock options exercised	109	—
Tax benefit associated with equity compensation	1,356	—
Cash dividends paid	(19,134)	—
Net distributions to FIS	—	(116,996)

Net cash used in financing activities	(161,150)	(116,996)
Net decrease in cash and cash equivalents	(63,723)	(20,938)
Cash and cash equivalents, beginning of period	125,966	39,566

Cash and cash equivalents, end of period	$62,243	$18,628

Supplemental disclosures of cash flow information:
Cash paid for interest	$41,828	$—

Cash paid for taxes	$47,862	$—

Non-cash contribution of stock compensation by FIS	$—	$9,120

Non-cash redistribution of assets to FIS	$434	$(13,801)

Non-cash consideration received from sale of discontinued operation	$40,310	$—

Non-cash consideration issued in acquisition of business	$(5,162)	$—

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

		Six Months ended June 30,
		2009	2008	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
1.	Revenues — Continuing Operations

	Technology, Data and Analytics (TD&A):
	Mortgage Processing	$180,717	$162,228	$89,567	$91,150	$88,364	$83,592	$82,062	$80,166
	Other TD&A	151,051	115,340	82,322	68,729	60,754	55,372	59,682	55,658

	Total	331,768	277,568	171,889	159,879	149,118	138,964	141,744	135,824

	Loan Transaction Services:
	Loan Facilitation Services	267,724	260,130	148,510	119,214	83,914	87,629	118,091	142,039
	Default Services	554,843	366,248	299,534	255,309	243,736	241,844	197,223	169,025

	Total	822,567	626,378	448,044	374,523	327,650	329,473	315,314	311,064

	Corporate and Other	(11,347)	(7,039)	(6,762)	(4,585)	(2,847)	(1,675)	(3,711)	(3,328)

	Total Revenue	$1,142,988	$896,907	$613,171	$529,817	$473,921	$466,762	$453,347	$443,560

	Revenue Growth from Prior Year Period

	Technology, Data and Analytics:
	Mortgage Processing	11.4%	-2.0%	9.1%	13.7%	-4.9%	2.9%	-1.4%	-2.6%
	Other TD&A	31.0%	-3.0%	37.9%	23.5%	14.6%	-5.5%	1.5%	-7.4%

	Total	19.5%	-2.4%	21.3%	17.7%	2.2%	-0.6%	-0.2%	-4.6%

	Loan Transaction Services:
	Loan Facilitation Services	2.9%	-15.7%	25.8%	-16.1%	-39.6%	-42.8%	-28.3%	-1.3%
	Default Services	51.5%	78.2%	51.9%	51.0%	68.3%	97.1%	89.7%	66.5%

	Total	31.3%	21.8%	42.1%	20.4%	15.4%	19.4%	17.3%	26.7%

	Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

	Total Revenue	27.4%	12.2%	35.3%	19.4%	11.0%	13.3%	10.0%	14.4%

2.	Depreciation and Amortization — Continuing Operations

	Depreciation and Amortization	$29,505	$24,784	$15,431	$14,074	$13,697	$12,594	$11,286	$13,498
	Purchase Price Amortization	15,487	18,680	7,404	8,083	10,711	10,627	8,980	9,700
	Other Amortization	2,582	1,069	753	1,829	596	579	594	475

	Total Depreciation and Amortization	$47,574	$44,533	$23,588	$23,986	$25,004	$23,800	$20,860	$23,673

3.	Stock Compensation Expense (1)

	Stock Compensation Expense, Excluding Acceleration Charges	$12,503	$8,982	$6,459	$6,044	$6,603	$5,790	$4,295	$4,687
	Stock Acceleration Expense	799	138	—	799	—	—	138	—

	Total Stock Compensation Expense	$13,302	$9,120	$6,459	$6,843	$6,603	$5,790	$4,433	$4,687

4.	EBIT — Discontinued Operations (2)

	Revenue	$296	$16,199	$—	$296	$2,204	$5,916	$7,033	$9,166
	Cost of Sales	503	$3,287	—	503	1,571	1,521	1,499	1,788
	Selling, General and Administrative Expenses	499	5,331	—	499	1,814	1,837	2,212	3,119

	Operating Income	(706)	7,581	—	(706)	(1,181)	2,558	3,322	4,259

	Less Non-recurring Charges:
	Restructuring Costs	—	—	—	—	—	—	—	—
	LPS Spin Related Costs	—	—	—	—	—	—	—	—
	Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—

	EBIT, as adjusted	$(706)	$7,581	$—	$(706)	$(1,181)	$2,558	$3,322	$4,259

	Depreciation and Amortization	$5	$43	$—	$5	$17	$19	$20	$23

(1)	As the Company does not allocate stock compensation expense to the individual business units, there is no related expense associated with the discontinued operation.

(2)	The business unit included in discontinued operations has historically been reported as a component of Loan Facilitation Services in the Loan Transaction Services reporting segment.

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

		Six Months ended June 30,
		2009	2008	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
1.	EBIT — Continuing Operations

	Consolidated
	Revenue	$1,142,988	$896,907	$613,171	$529,817	$473,921	$466,762	$453,347	$443,560
	Cost of Sales	758,716	581,850	404,014	354,702	294,069	300,560	293,464	288,386
	Selling, General and Administrative Expenses	136,609	113,668	65,431	71,178	58,298	57,909	58,570	55,098

	Operating Income	247,663	201,389	143,726	103,937	121,554	108,293	101,313	100,076

	Less Non-recurring Charges:
	Restructuring Costs	8,186	2,353	—	8,186	—	—	2,353	—
	LPS Spin Related Costs	—	2,963	—	—	—	—	1,960	1,003
	Acceleration of Performance-Based Shares	799	138	—	799	—	—	138	—

	EBIT, as adjusted	$256,648	$206,843	$143,726	$112,922	$121,554	$108,293	$105,764	$101,079

	EBIT Margin, as adjusted	22.5%	23.1%	23.4%	21.3%	25.6%	23.2%	23.3%	22.8%

	Depreciation and Amortization	$47,574	$44,533	$23,588	$23,986	$25,004	$23,800	$20,860	$23,673

	Technology, Data and Analytics

	Revenue	$331,768	$277,568	$171,889	$159,879	$149,118	$138,964	$141,744	$135,824
	Cost of Sales	189,392	155,507	98,929	90,463	80,482	73,980	81,397	74,110
	Selling, General and Administrative Expenses	33,890	33,729	17,824	16,066	15,121	15,790	17,471	16,258

	Operating Income	108,486	88,332	55,136	53,350	53,515	49,194	42,876	45,456

	Less Non-recurring Charges:
	Restructuring Costs	—	2,178	—	—	—	—	2,178	—
	LPS Spin Related Costs	—	—	—	—	—	—	—	—
	Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—

	EBIT, as adjusted	$108,486	$90,510	$55,136	$53,350	$53,515	$49,194	$45,054	$45,456

	EBIT Margin, as adjusted	32.7%	32.6%	32.1%	33.4%	35.9%	35.4%	31.8%	33.5%

	Depreciation and Amortization	$33,816	$29,986	$16,441	$17,375	$15,990	$15,229	$13,971	$16,015

	Loan Transaction Services

	Revenue	$822,567	$626,378	$448,044	$374,523	$327,650	$329,473	$315,314	$311,064
	Cost of Sales	580,285	433,506	311,349	268,936	217,242	228,283	215,838	217,668
	Selling, General and Administrative Expenses	54,423	52,498	27,064	27,359	26,314	26,487	27,154	25,344

	Operating Income	187,859	140,374	109,631	78,228	84,094	74,703	72,322	68,052

	Less Non-recurring Charges:
	Restructuring Costs	—	163	—	—	—	—	163	—
	LPS Spin Related Costs	—	—	—	—	—	—	—	—
	Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—

	EBIT, as adjusted	$187,859	$140,537	$109,631	$78,228	$84,094	$74,703	$72,485	$68,052

	EBIT Margin, as adjusted	22.8%	22.4%	24.5%	20.9%	25.7%	22.7%	23.0%	21.9%

	Depreciation and Amortization	$9,734	$11,453	$5,126	$4,608	$7,028	$6,651	$5,290	$6,163

	Corporate and Other

	Revenue	$(11,347)	$(7,039)	$(6,762)	$(4,585)	$(2,847)	$(1,675)	$(3,711)	$(3,328)
	Cost of Sales	(10,961)	(7,163)	(6,264)	(4,697)	(3,655)	(1,703)	(3,771)	(3,392)
	Selling, General and Administrative Expenses	48,296	27,441	20,543	27,753	16,863	15,632	13,945	13,496

	Operating Income	(48,682)	(27,317)	(21,041)	(27,641)	(16,055)	(15,604)	(13,885)	(13,432)

	Less Non-recurring Charges:
	Restructuring Costs	8,186	12	—	8,186	—	—	12	—
	LPS Spin Related Costs	—	2,963	—	—	—	—	1,960	1,003
	Acceleration of Performance-Based Shares	799	138	—	799	—	—	138	—

	EBIT, as adjusted	$(39,697)	$(24,204)	$(21,041)	$(18,656)	$(16,055)	$(15,604)	$(11,775)	$(12,429)

	Depreciation and Amortization	$4,024	$3,094	$2,021	$2,003	$1,986	$1,920	$1,599	$1,495

2.	Net Earnings — Reconciliation

	Net Earnings	$125,286	125,278	$75,240	$50,046	$54,329	$51,281	$63,546	$61,732

	Less Non-recurring Charges:
	Restructuring Costs, net of tax	5,055	1,440	—	5,055	—	—	1,440	—
	LPS Spin Related Costs, net of tax	—	1,814	—	—	—	—	1,200	614
	Acceleration of Performance-Based Shares, net of tax	493	84	—	493	—	—	84	—
	Impact of change in tax rate on non-recurring items	—	—	—	—	(223)	—	—	—

	Net Earnings, excluding non-recurring items	130,834	128,616	75,240	55,594	54,106	51,281	66,270	62,346
	Pro Forma Interest Expense, net of tax (1)	—	28,131	—	—	—	—	13,951	14,180

	Pro Forma Net Earnings	130,834	100,485	75,240	55,594	54,106	51,281	52,319	48,166
	Purchase Price Amortization, net of tax (2)	9,563	11,432	4,572	4,991	6,815	6,504	5,496	5,936

	Pro Forma Adjusted Net Earnings	$140,397	$111,917	$79,812	$60,585	$60,921	$57,785	$57,815	$54,102

	Pro Forma Net Earnings Per Share	$1.36	$1.04	$0.78	$0.58	$0.57	$0.54	$0.55	$0.49

	Pro Forma Adjusted Net Earnings Per Share (3)	$1.47	$1.16	$0.83	$0.64	$0.64	$0.61	$0.61	$0.55

	Pro Forma Diluted Weighted Average Shares (3)	95,709	96,334	96,133	95,284	95,126	95,223	95,070	97,597

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

		Six Months ended June 30,
		2009	2008	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
3.	Cashflow — Reconciliation

	Cash Flows from Operating Activities:

	Net Earnings	$125,286	$125,278	$75,240	$50,046	$54,329	$51,281	$63,546	$61,732
	Less Non-recurring Charges:
	Restructuring Costs, net of tax	4,304	1,440	—	4,304	—	—	1,440	—
	LPS Spin Related Costs, net of tax	—	1,814	—	—	—	—	1,200	614
	Impact of change in tax rate on non-recurring items	—	—	—	—	(223)	—	—	—

	Net Earnings, excluding non-recurring items	129,590	128,532	75,240	54,350	54,106	51,281	66,186	62,346
	Pro Forma Interest Expense, net of tax	—	28,131	—	—	—	—	13,951	14,180

	Pro Forma Adjusted Net Earnings	129,590	100,401	75,240	54,350	54,106	51,281	52,235	48,166
	Adjustments to reconcile net earnings to net cash provided by operating activities:
	Non-cash adjustments	59,790	60,757	31,700	28,090	30,081	32,420	18,262	42,495
	Working capital adjustments	19,194	(49,352)	21,957	(2,763)	32,158	26,908	(91,474)	42,122

	Net cash provided by (used in) operating activities	208,574	111,806	128,897	79,677	116,345	110,609	(20,977)	132,783

	Capital expenditures included in investing activities	(48,407)	(25,137)	(25,836)	(22,571)	(23,946)	(13,205)	(14,344)	(10,793)

	Pro Forma Adjusted Net Free Cash Flow	$160,167	$86,669	$103,061	$57,106	$92,399	$97,404	$(35,321)	$121,990

Notes:

(1)	Pro forma interest expense for each of the two quarters in the period ended June 30, 2008 represents the interest expense associated with the $1,610.7 million in debt incurred by us in connection with the spin-off assuming the spin-off occurred on January 1, 2007. Our new bank debt bears interest at a floating rate which we estimate would have been 4.96% on the revolving credit agreement, Term Loan A and Term Loan B based on the one month LIBOR rate on June 30, 2008 (2.46%) plus a spread of 2.5%. Our new senior notes bear interest at a fixed rate of 8.125%. Amortization of capitalized debt issuance costs in connection with the borrowings included in pro forma interest expense total approximately $2.7 million for the six months ended June 30, 2008. These projections also reflect principal paydowns of approximately $36.3 million ($35 million of Term Loan A, $1.3 million of Term Loan B) per quarter under the credit agreement (other than in the first quarter after closing, in which only $1.3 million is payable) and the paydown of the revolver of $25.7 million during the first quarter of 2007.

(2)	Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(3)	Pro forma earnings per share and pro forma diluted weighted average shares for the quarter ended June 30, 2008 are provided based on the 94,611 shares of Lender Processing Services, Inc. common stock issued to FIS shareholders on the July 2, 2008 spin date along with dilutive common stock equivalents calculated under the treasury stock method using the $33 per share closing price of LPS on July 2, 2008 as the average market price and the number of LPS options and awards issued to our employees per the terms of the spin-off. Pro forma earnings per share and pro forma diluted weighted average shares for all other periods presented above are based on the pro forma diluted shares as included in the Company’s Form 10 filed on June 20, 2008.